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                                                              EXHIBIT 10(y)
                                                              Form 10-K for 1995
                                                              File No. 1-11237








                            AT&T CAPITAL CORPORATION

                             EXECUTIVE BENEFIT PLAN

                            (As Amended and Restated
                        Effective as of December 4, 1995)



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                            AT&T CAPITAL CORPORATION


                             EXECUTIVE BENEFIT PLAN

           (As Amended and Restated Effective as of December 4, 1995)

                                TABLE OF CONTENTS

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                                    ARTICLE I

                           ESTABLISHMENT AND PURPOSES

        1.1    Establishment.................................................  1
        1.2    Purpose.......................................................  1

                                   ARTICLE II

                                   DEFINITIONS

        2.1    Accrued Retirement Benefit....................................  2
        2.2    Actuarial Assumptions.........................................  2
        2.3    Actuarial Equivalent..........................................  3
        2.4    Affiliate.....................................................  3
        2.5    Annual Offset Benefits........................................  4
        2.6    AT&T Pension Plans............................................  4
        2.7    Automatic Joint and Surviving Spouse
                Annuity......................................................  4
        2.8    AT&T Capital..................................................  4
        2.9    Board.........................................................  4
        2.10   Cause.........................................................  5
        2.11   Change in Control.............................................  6
        2.12   CLT........................................................... 10
        2.13   Code.......................................................... 10
        2.14   Commencement Date............................................. 10
        2.15   Committee..................................................... 10
        2.16   Credited Service.............................................. 10
        2.17   Date of Termination .......................................... 11
        2.18   Deferral Date................................................. 11
        2.19   Early Commencement Date....................................... 11
        2.20   Early Retirement Date......................................... 11
        2.21   Effective Date CEO............................................ 11
        2.22   Excess Plans.................................................. 11
        2.23   Final Annual Pay.............................................. 11
        2.24   Good Reason................................................... 13
        2.25   Gross Annual Benefit.......................................... 16
        2.26   Married Participant........................................... 16
        2.27   Nonqualifying Termination..................................... 16
        2.28   Normal Retirement Date........................................ 16
        2.29   Participant................................................... 17


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        2.30   Plan Administrator............................................ 17
        2.31   Plan Year..................................................... 17
        2.32   Retirement Benefits........................................... 17
        2.33   RSP........................................................... 17
        2.34   SBL........................................................... 17
        2.35   SBU........................................................... 17
        2.36   SERP.......................................................... 17
        2.37   Single Life Annuity........................................... 17
        2.38   Spouse........................................................ 17
        2.39   Subsidiary.................................................... 18
        2.40   Survivor Benefit.............................................. 18
        2.41   Tier 1 Participant............................................ 18
        2.42   Tier 2 Participant............................................ 18
        2.43   Tier 3 Participant............................................ 18
        2.44   Vested Participant............................................ 18
        2.45   Vested Retirement Date........................................ 18
        2.46   Vesting Event................................................. 18
        2.47   Voting Securities............................................. 19

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

        3.1    Eligibility................................................... 19
        3.2    Maintaining Participant Status................................ 20

                                   ARTICLE IV

                               RETIREMENT BENEFITS

        4.1    Eligibility for Retirement Benefits........................... 20
        4.2    Amount of Retirement Benefits................................. 21
        4.3    Commencement.................................................. 23

                                    ARTICLE V

                          ALTERNATIVE FORMS OF PAYMENT

        5.1    Automatic Joint and Surviving Spouse Annuity.................. 24
        5.2    Other Optional Forms of Payment............................... 28

                                   ARTICLE VI

                                 DEATH BENEFITS

        6.1    Preretirement Surviving Spouse Benefits....................... 29
        6.2    Amount........................................................ 30
        6.3    Commencement.................................................. 31

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                                   ARTICLE VII

                             RIGHTS OF PARTICIPANTS

        7.1    Vesting....................................................... 32
        7.2    Change in Control and Involuntary Termination Provisions...... 33
        7.3    Contractual Obligation........................................ 34
        7.4    Unsecured Interest............................................ 34
        7.5    Employment.................................................... 35

                                  ARTICLE VIII

                               NONTRANSFERABILITY

        8.1    Nontransferability............................................ 35

                                   ARTICLE IX

                                 ADMINISTRATION

        9.1    Administration................................................ 35
        9.2    Severability.................................................. 36
        9.3    Expenses...................................................... 36

                                    ARTICLE X

                                 APPLICABLE LAW

        10.1  Applicable Law................................................. 36
        10.2  Successors and Assigns......................................... 36

                                   ARTICLE XI

                              WITHHOLDING OF TAXES

        11.1   Tax Withholding............................................... 38

                                   ARTICLE XII

                                 INDEMNIFICATION

        12.1   Indemnification............................................... 39

                                  ARTICLE XIII

                                CLAIMS PROCEDURE

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        13.1   Claims Procedure.............................................. 39


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                                   ARTICLE XIV

                            AMENDMENT AND TERMINATION

        14.1   Amendment and Termination..................................... 41


                                   APPENDICES

        A      Tier 1 Participants.........................................  A-1
        B      AT&T Unisex Table............................................ B-1
        C      AT&T Active Table............................................ C-1


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                            AT&T CAPITAL CORPORATION


                             EXECUTIVE BENEFIT PLAN

           (As Amended and Restated Effective as of December 4, 1995)


                                  ARTICLE I




                           ESTABLISHMENT AND PURPOSES

        1.1 Establishment. AT&T Capital Corporation (hereinafter "AT&T Capital") heretofore established and presently maintains an unfunded supplemental executive retirement plan, known as the "AT&T CAPITAL CORPORATION EXECUTIVE BENEFIT PLAN" (hereinafter referred to as the "Plan"). The Plan which was initially effective as of January 1, 1994, is hereby amended and restated, effective as of December 4, 1995, to reflect recent design changes, including the addition of change-in-control provisions.

        1.2 Purpose. AT&T Capital desires to provide supplemental retirement benefits for certain individuals who have been in the employ of AT&T Capital and who are now serving as executive officers of AT&T Capital. AT&T Capital believes it is in its best interest that such individuals' services be retained. In order to induce such individuals to continue in the employ of AT&T Capital and in recognition of such individuals' service, and in order to attract qualified executives to AT&T Capital, AT&T Capital hereby amends and restates the Plan as set forth herein.

        The Plan is an unfunded pension plan for a "select group of management and highly-compensated Participants"



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within the meaning of sections 201(2), 301(3), and 401(a)(1) of the Employee
Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II

                                   DEFINITIONS

        Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural. Whenever used herein, the following terms shall have the meaning set forth below:

        2.1 "Accrued Retirement Benefit" shall mean, as of any given date, the monthly amount of Retirement Benefits payable to a Participant, determined in accordance with Section 4.2, based on the Participant's actual Credited Service and Final Annual Pay as of such given date.

        2.2 "Actuarial Assumptions" means, for purposes of determining amounts under Sections 4.2 and 6.2(b), with respect to the RSP and the Excess Plans, (i) assuming a hypothetical uniform points allocation account ("Hypothetical Account") consisting solely of the uniform points allocation contributions made under the RSP or the Excess Plans, as applicable, (ii) assuming contributions to the Hypothetical Account are made at the same time as the uniform points allocation contributions are actually made to

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the Participant's accounts in the RSP or the Excess Plans, as applicable, (iii)
determining the accumulated value of the Hypothetical Account as of the Commencement Date, assuming a rate of return for the Hypothetical Account in any given year predicated on the annual yield on a ten-year U.S. Treasury Bond, recalculated as of the first day of such year (regardless of how a Participant's uniform points allocations are actually invested in the RSP and the Excess Plans), and (iv) converting the accumulated value of the Hypothetical Account into an Actuarial Equivalent Single Life Annuity based on a discount rate of six
(6) percent and the AT&T Unisex Table in effect as of the Participant's Date of Termination.

        2.3 "Actuarial Equivalent" as used with respect to a stated benefit shall mean a benefit or amount which has the same present value on the date payment commences as such stated benefit. Where no specifically applicable factor or Actuarial Assumptions are set forth for determining an Actuarial Equivalent value, the determinations of actuarial equivalence shall be based on a discount rate of six (6) percent, the AT&T Unisex Table for determining post-termination mortality, and the AT&T Active Table (with male rates and female rates calculated separately) for determining pre-termination mortality, both in effect as of the Participant's Date of Termination.

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        2.4 "Affiliate" means any corporation, trade, or business if it and AT&T
Capital are members of a controlled group of corporations, or under common control, or are members of an affiliated service group (within the meaning of sections 414(b), 414(c), and 414(m) of the Code, respectively).

        2.5 "Annual Offset Benefits" shall have the meaning set forth in Section 4.2.

        2.6 "AT&T Pension Plans" mean (i) the AT&T Management Pension Plan (the "AT&T MPP"), (ii) the AT&T Pension Plan, and (iii) the NCR Corporation Pension Plan, each as in effect on December 31, 1993.

        2.7 "Automatic Joint and Surviving Spouse Annuity" means a contingent annuity that provides a level unreduced monthly benefit to the Participant for his lifetime and, upon his death, an annuity for the life of his surviving Spouse in a monthly amount equal to 45 percent of the monthly amount payable to the Participant during his life.

        2.8 "AT&T Capital" means AT&T Capital Corporation and its successors and assigns. The term "AT&T Capital" as used herein shall also include any wholly-owned Subsidiary of AT&T Capital unless such Subsidiary is specifically excluded from participation under the Plan in a resolution adopted by the Board.

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        2.9 "Board" means the Board of Directors of AT&T Capital.

        2.10 "Cause" means any of the following:

                (a) A determination by the Board that a Participant has committed a material breach of the duties and responsibilities of the Participant that has caused significant adverse harm to AT&T Capital, which breach is (1) demonstrably willful and deliberate, (2) committed in bad faith or without reasonable belief that such breach is in the best interests of AT&T Capital and (3) not remedied within a reasonable period of time after receipt of written notice from AT&T Capital specifying such breach;

                (b) The determination by the Board that the Participant has defrauded AT&T Capital; or

                (c) The Participant's conviction of, or plea of guilty or nolo contendere to, a felony.

Cause may be determined by the Committee if such authority is expressly given in writing to the Committee by the Board. Cause shall not exist unless and until AT&T Capital has delivered to the Participant a copy of a resolution duly adopted by three-quarters (3/4) of the Board (or a majority of the Committee) at a meeting of the Board (or the Committee) called and held for such purpose (after reasonable notice to the Participant and an opportunity for

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the Participant, together with counsel, to be heard before the Board or the
Committee, as the case may be), finding that in the good faith opinion of the Board (or the Committee) the Participant was guilty of the conduct set forth in this Section 2.10 and specifying the particulars thereof in detail.


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        2.11 "Change in Control" means any of the following events:


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                (a) An acquisition (other than in a "non-control transaction", as defined in clause (c) below) of any Voting Securities by any "person" or "group" of persons (as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than AT&T Capital, any Subsidiary or any employee benefit plan (or a trust forming a part thereof) maintained by AT&T Capital or any Subsidiary, as a result of which such person or group becomes, directly or indirectly, the "beneficial owner" (as such term is used in Section 13 of the Exchange Act) of Voting Securities representing fifteen percent (15%) or more of the combined voting power of all Voting Securities then outstanding; provided that no such acquisition shall be deemed to give rise to a Change in Control so long as, after giving effect to such acquisition, AT&T remains the beneficial owner of Voting Securities representing a greater percentage of the combined voting power of all Voting Securities then outstanding than is represented by the Voting Securities beneficially owned by such person or group; provided, however, that an acquisition of Voting Securities directly from AT&T Capital or any Subsidiary shall not be deemed to give rise to a Change in Control if, immediately prior to such acquisition, no person or

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        group is directly or indirectly in "control" of AT&T Capital (as such term is defined in Rule 405 under the Securities Act of 1933, as amended);

                (b) The individuals who, as of January 1, 1995, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by AT&T Capital's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a "proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest;

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                (c) The approval by the requisite vote of AT&T Capital's
        shareholders of:

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                        (i) a merger, consolidation or reorganization involving
                AT&T Capital, unless (A) the stockholders of AT&T Capital, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation surviving such merger, consolidation or reorganization (the "surviving corporation") in substantially the same proportion as their ownership of the Voting Securities of AT&T Capital immediately prior to such merger, consolidation or reorganization, (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation and (C) no person (other than AT&T Capital, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by AT&T Capital, the surviving corporation or any Subsidiary, or any person who, immediately prior to such merger, consolidation or reorganization

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                had beneficial ownership of fifteen percent (15%) or more of the then outstanding Voting Securities of AT&T Capital) has beneficial ownership of fifteen percent (15%) or more of the combined voting power of the surviving corporation's then outstanding voting securities (a transaction meeting the criteria set forth in the foregoing clauses (A) through (C) being sometimes referred to herein as a "non-control transaction");

                        (ii) a complete liquidation or dissolution of AT&T
                Capital; or

                        (iii) an agreement for the sale or other disposition of
                all or substantially all of the assets of AT&T Capital to any person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any person or group becomes the beneficial owner of more than the permitted amount of the outstanding Voting Securities of AT&T Capital as a result of an acquisition of Voting Securities by AT&T Capital which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities owned by such person or group, provided that if (i) a Change in Control would have been deemed to have occurred but for the operation of this

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sentence as a result of such acquisition of Voting Securities by AT&T Capital and (ii) such person or group thereupon or thereafter becomes the beneficial owner of any additional Voting Securities resulting in an increase in the percentage of the then outstanding Voting Securities beneficially owned by such person or group (and which percentage is in excess of fifteen percent (15%)), then a Change in Control shall be deemed to have occurred at the time of such acquisition of beneficial ownership of such additional Voting Securities by such person or group.

        2.12 "CLT" means the AT&T Capital Corporate Leadership Team, and any successor thereto.

        2.13 "Code" means the Internal Revenue Code of 1986, as amended.

        2.14 "Commencement Date" shall have the meaning set forth in Section
4.2.

        2.15 "Committee" means the Compensation Committee of the Board.

        2.16 "Credited Service" means a Participant's period of employment, in complete years only (each period of 12 months of continuous employment constitutes a complete year), with any and all of the following:


                (a) AT&T Capital; (b) any Subsidiary of AT&T Capital after AT&T Capital acquired at least 50 percent ownership of the Subsidiary; and
        (c) to the extent such period occurred prior to January 1, 1994, AT&T Corp. or any subsidiary of AT&T Corp. after AT&T Corp.

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        acquired at least 80 percent ownership interest in such subsidiary.

Notwithstanding the foregoing, the Committee shall expressly have the authority, by adopting a written resolution, to include any period of employment with a Subsidiary of AT&T Capital prior to AT&T Capital's acquisition of at least a 50 percent ownership of such Subsidiary.

        2.17 "Date of Termination" means the date as of which the Participant ceases his employment with AT&T Capital and all Affiliates.

        2.18 "Deferral Date" shall have the meaning set forth in Section 4.2.

        2.19 "Early Commencement Date" shall have the meaning set forth in
Section 4.3(b).

        2.20 "Early Retirement Date" means the date on which a Participant attains age 58; provided that with respect to the Effective Date CEO, "Early Retirement Date" shall mean the date on which he attains age 55.

        2.21 "Effective Date CEO" means the Chief Executive Officer of AT&T Capital as of December 4, 1995.

        2.22 "Excess Plans" means the AT&T Capital Corporation Excess Benefit Plan, and the AT&T Capital Corporation Compensation Limit Excess Plan as amended from time to time.

        2.23 "Final Annual Pay" means the higher of (1) the sum of (i) a Participant's then current annual rate of

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base salary as of his Date of Termination, (ii) 110% of the Participant's target annual incentive for the year in which his Date of Termination occurs (not taking into account any reductions which would constitute Good Reason hereunder), and (iii) commissions actually paid during the twelve (12) months immediately preceding the Date of Termination, and (2) the quotient equal to (A) the sum of (i) a Participant's annual rate of base salary (not taking into account any reductions which would constitute Good Reason hereunder), (ii) actual incentive payments earned (including any deferred amounts), and (iii) commissions actually paid, each during the three (3) consecutive calendar years preceding the Participant's Date of Termination in which such Participant had the greatest aggregate earnings, divided by (B) three (3) ("Average Earnings"). In the event that a Participant has less than three (3) calendar years of employment with AT&T Capital, the Participant's Average Earnings shall be the average amount of such Participant's annual rate of base salary (prorated for any partial calendar year), actual incentive payments earned, and actual commissions paid, for the relevant period. For purposes of determining Final Annual Pay prior to a Participant's Date of Termination, the date as of which the Accrued Retirement Benefit is being calculated shall be substituted for the Participant's Date of Termination.

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        2.24 "Good Reason" means the occurrence, without a Participant's express written consent, of any of the following events:

                (a) A reduction in a Participant's base salary or target annual incentive as in effect immediately prior to a Change in Control, or as the same may be increased from time to time thereafter;

                (b) A change in the Participant's work location to a location more than twenty-five (25) miles from the facility where the Participant is located at the time of the Change in Control;

                (c) A requirement that a Participant travel on AT&T Capital business to an extent substantially more burdensome than the travel obligations of the Participant immediately prior to a Change in Control;

                (d) The assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant's position(s), duties, responsibilities or status with AT&T Capital immediately prior to a Change in control;

                (e) A material adverse change in the Participant's reporting responsibilities, titles or offices with AT&T Capital as in effect immediately prior to a Change in Control;

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                (f) The removal of the Participant from, or failure to reelect the Participant to, any position with AT&T Capital held by the Participant immediately prior to a Change in Control or the removal of the Participant from, or the failure to nominate the Participant for re-election to, any position on the Board held by the Participant prior to a Change in Control (except, in each case, in connection with such Participant's promotion or termination for Cause or in the case of retirement, death or permanent disability);

                (g) The failure of AT&T Capital to (i) continue in effect any employee benefit plan or compensation plan in which the Participant is participating immediately prior to a Change in Control (unless AT&T Capital substitutes comparable plans that would not materially reduce the Participant's benefits as were in effect for the Participant immediately prior to the Change in Control) or (ii) provide the Participant and the Participant's dependents with welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of AT&T Capital and its affiliated companies in effect

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        for the Participant immediately prior to a Change in Control; or

                (h) Any event or fact that would be deemed a "Good Reason" under AT&T Capital's 1993 Leveraged Stock Purchase Plan ("LSPP") or would be grounds for a termination of employment by a Participant for one or more of the reasons described in the definition of "Qualifying Termination" in the LSPP.

For purposes of this Plan, any good faith determination of Good Reason made by a Participant shall be conclusive so long as the Participant terminates employment within one hundred and eighty (180) days following the Participant's actual knowledge of the event constituting Good Reason; provided, however, that a Participant who terminates his employment for Good Reason pursuant to the immediately preceding sentence shall not be required to terminate his employment prior to the date that is one hundred and eighty (180) days following an actual Change in Control; and provided, further, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by AT&T Capital promptly after receipt of notice thereof given by a Participant shall not constitute Good Reason. In the event that upon a Change in Control, AT&T Capital ceases to be a publicly traded corporation, such event will not, in and of itself, constitute Good Reason unless one of the

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reasons set forth in paragraphs (a) through (h) above occurs. Any event or condition described in this Section 2.24 (a) through (h) which occurs within the one-year period prior to a Change in Control, but was at the request of a third party or otherwise occurred in connection with, or in anticipation of, a Change in Control, shall constitute Good Reason following a Change in Control for purposes of this Plan notwithstanding that it occurred prior to the Change in Control.

        2.25 "Gross Annual Benefit" shall have the meaning set forth in Section 4.2.

        2.26 "Married Participant" shall have the meaning set forth in Section 5.1(a).

        2.27 "Nonqualifying Termination" means termination of a Participant's employment--

                (i) by AT&T Capital for Cause, or

                (ii) by the Participant for any reason other than Good Reason; provided, however, that a Nonqualifying Termination shall not include a termination of employment due to permanent disability or death. For purposes of the preceding sentence, "permanent disability" shall mean a determination by the Committee that such Participant has become "disabled" within the meaning of AT&T Capital's long term disability plan, as

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        in effect at the time of such termination of employment.

        2.28 "Normal Retirement Date"Normal Retirement Date" means the first day of the month coincident with or next following the date on which a Participant attains age 60.

        2.29 "Participant" means a Tier 1 Participant, a Tier 2 Participant or a Tier 3 Participant, and shall include any former Participant (and the eligible surviving Spouse of any deceased Married Participant) until such Participant's Retirement Benefits under the Plan, if any, have been fully distributed.

        2.30 "Plan Administrator" means AT&T Capital. The Plan is administered on behalf of AT&T Capital by the Vice-President, Human Resources of AT&T Capital.

        2.31 "Plan Year" means the calendar year.

        2.32 "Retirement Benefits" means the benefits payable pursuant to
Article IV.

        2.33 "RSP" means the AT&T Capital Corporation Retirement and Savings Plan, as amended from time to time.

        2.34 "SBL" means a Strategic Business Leader of an SBU.

        2.35 "SBU" means a subsidiary business unit of AT&T Capital, as designated by the Board.

        2.36 "SERP" means the AT&T Capital Corporation Supplemental Executive Retirement Plan, as amended from time to time.

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        2.37 "Single Life Annuity" means an annuity providing equal monthly payments for the lifetime of the recipient with no survivor benefits.

        2.38 "Spouse" means any person who is legally recognized under applicable law as the spouse of a Participant, provided that such person has been the Participant's spouse for the continuous one-year period ending on the earlier of:

                (a) the Participant's Commencement Date, or

                (b) the Participant's date of death.

        2.39 "Subsidiary" means (i) any person that is directly or indirectly controlled by AT&T Capital or (ii) any other person in which AT&T Capital has a significant equity interest, as determined by the Committee

        2.40 "Survivor Benefit" shall have the meaning set forth in Section 6.1.

        2.41 "Tier 1 Participant" shall have the meaning set forth in Section 3.1(a).

        2.42 "Tier 2 Participant" shall have the meaning set forth in Section 3.1(b).

        2.43 "Tier 3 Participant" shall have the meaning set forth in Section 3.1(c).

        2.44 "Vested Participant" shall have the meaning set forth in Section
7.1.

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

       2.45 "Vested Retirement Date" shall have the meaning set forth in Section
7.1 or Section 7.2, as applicable.

       2.46 "Vesting Event" shall have the meaning set forth in Section 7.2.

       2.47 "Voting Securities" means any shares of the capital stock or other securities of AT&T Capital that are generally entitled to vote in elections for directors.

                                 ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

        3.1 Eligibility.

                (a) Tier 1 Participants. Each person listed on Appendix A shall be a "Tier 1 Participant" as of January 1, 1995.

                (b) Tier 2 Participants. Each member of AT&T Capital who becomes a member of the CLT after January 1, 1995 shall become a "Tier 2 Participant" as of the date he is selected to participate in the Plan by the Committee. Such member shall cease to be a Tier 2 Participant if such member ceases to be a member of the CLT prior to the earlier of (i) his Date of Termination, or (ii) his Vested Retirement Date.

                (c) Tier 3 Participants. Each member of AT&T Capital who is an SBL on January 1, 1995 or who is

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

        designated as an SBL subsequent to January 1, 1995, and who is not listed on Appendix A, shall become a "Tier 3 Participant" as of the date that he has been selected to participate in the Plan by the Committee, except that a foreign national SBL of an SBU headquartered outside of the United States shall not become a Tier 3 Participant hereunder. Such member shall cease to be a Tier 3 Participant if such member ceases to be an SBL prior to the earlier of (i) his Date of Termination, or (ii) his Vested Retirement Date. Notwithstanding the foregoing, a Tier 3 Participant may become a Tier 2 Participant pursuant to Section 3.1(b) upon appointment to the CLT, at which time status as a Tier 3 Participant shall cease.

        3.2 Maintaining Participant StatusMaintaining Participant Status. Notwithstanding the provisions of Sections 3.1(b) or 3.1(c), a Vested Participant shall not cease to be a Participant, and shall be deemed to remain either a Tier 2 Participant or a Tier 3 Participant, as applicable, if his position is reduced under circumstances which would constitute Good Reason hereunder.

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

                                  ARTICLE IV

                               RETIREMENT BENEFITS

        4.1 Eligibility for Retirement BenefitsEligibility for Retirement Benefits. A Participant whose Date of Termination is on or after his Vested Retirement Date shall be eligible to receive, beginning on the Commencement Date determined pursuant to Section 4.3, his Accrued Retirement Benefit as of his Date of Termination. Subject to Section 5.2, the Accrued Retirement Benefit shall be payable in the form of a Single Life Annuity; provided, however, that for a Married Participant, the form of benefit shall be determined under Section 5.1.

        4.2 Amount of Retirement BenefitsAmount of Retirement Benefits. Subject to Section 4.3(b), the monthly amount of a Participant's Accrued Retirement Benefit shall equal one-twelfth of the excess, if any, of the "Gross Annual Benefit" over the sum of the "Annual Offset Benefits". For purposes of this
Section 4.2, "Gross Annual Benefit" means--

                (a) with respect to a Tier 1 Participant (other than any Tier 1 Participant who is an SBL), the product of 4.0 percent of the Participant's Final Annual Pay multiplied by the Participant's Credited Service (not exceeding 10 years);

                (b) with respect to a Tier 2 Participant, the product of 2.67 percent of the Participant's Final

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

        Annual Pay multiplied by the Participant's Credited Service (not exceeding 15 years);

                (c) with respect to a Tier 3 Participant or any Tier 1 Participant who is an SBL, the product of 1.9 percent of the Participant's Final Annual Pay multiplied by the Participant's Credited Service (not exceeding 20 years).

For purposes of this Section 4.2, "Annual Offset Benefits" shall mean the following items (d) through (h) (each individually an "Annual Offset Benefit"):

                (d) the annual amount, if any, paid or payable to the Participant with respect to the RSP, but solely attributable to the Hypothetical Account (as defined in Section 2.2), calculated using the Actuarial Assumptions;

                (e) the annual amount, if any, paid or payable to the Participant with respect to the Excess Plans, but solely attributable to the Hypothetical Account (as defined in Section 2.2), calculated using the Actuarial Assumptions;

                (f) the annual amount, if any, paid or payable from the SERP to the Participant, converted if necessary to an Actuarial Equivalent Single Life Annuity;

                (g) the annual amount, if any, paid or payable under any of the AT&T Pension Plans to the Participant, but only to the extent such benefits were accrued for the period prior to January 1, 1994, and converted if necessary to an Actuarial Equivalent Single Life Annuity;

                (h) the annual amount, if any, paid or payable to the Participant under any other AT&T Capital nonqualified pension plan, or, to the extent benefits were accrued for the period prior to January 1, 1994, payable under any other nonqualified AT&T pension plan, converted if necessary to an Actuarial Equivalent Single Life Annuity.

        Subject to Section 5.2, in the event that any Annual Offset Benefit is not yet payable as of the date on which Retirement Benefits are scheduled to commence under the Plan (the "Commencement Date"), but is payable at a later date ("Deferral Date"), then such Annual Offset Benefit shall be deemed to be $0 when determining the Participant's initial Accrued Retirement Benefit commencing as of the Commencement Date. In such event, the Participant's Accrued Retirement Benefit as determined in accordance with the preceding sentence shall then be recalculated, commencing with the payment as of the Deferral Date, by taking into account the amount of such Annual Offset Benefit then payable to the Participant.

        4.3 Commencement.

                (a) Subject to Sections 4.3(b) and 5.2, the Accrued Retirement Benefits payable under this Article IV shall begin as of the later of the Participant's (i) Date of Termination, or (ii) Normal Retirement Date.

                (b) A participant whose Date of Termination precedes his Normal Retirement Date may elect to receive a reduced Accrued Retirement Benefit, commencing on the first day of any month coincident with or following his Early Retirement Date but not later than his Normal Retirement Date ("Early Commencement Date"). No such election (or revocation of any such election) shall be honored unless made more than one (1) year prior to the Participant's Early Commencement Date. The amount of such reduced Accrued Retirement Benefit shall be determined by applying the provisions of Section 4.2, except that the Gross Annual Benefit shall be reduced by one percent of Final Annual Pay for each year (or portion of a year) by which the Early Commencement Date precedes such Participant's Normal Retirement Date. For example, the Accrued Retirement Benefit payable at age 60 to a Tier 1 Participant with at least 10 years of Credited Service is based on a Gross Annual Benefit equal to forty (40%) percent of Final Annual Pay, and the Accrued Retirement Benefit for the same Tier 1 Participant who elects an Early Commencement Date of age 58 shall be based on a Gross Annual Benefit equal to thirty-eight (38%) of Final Annual Pay.

                                   ARTICLE V

                          ALTERNATIVE FORMS OF PAYMENT

        5.1 Automatic Joint and Surviving Spouse Annuity.

                (a) General Rule. Subject to Section 5.2, and unless elected otherwise pursuant to paragraph (b) below, the Retirement Benefits payable under Article IV to a Participant who has a Spouse (a "Married Participant") shall be payable in the form of an Automatic Joint and Surviving Spouse Annuity.

                (b) Election Procedures.

                        (1) General Rule. A Married Participant may elect in
                writing, on a form supplied by the Plan Administrator, to waive an Automatic Joint and Surviving Spouse Annuity, and to receive his Retirement Benefits in the form of a Single Life Annuity or in accordance with an optional form of payment described in
                Section 5.2. Any election pursuant to this paragraph (1) must be filed with the Plan Administrator during the time described in paragraph
                (5). For such an election to be effective--
                              (A) the Spouse must consent in writing to such
                                  election; and

                              (B) such Spouse's consent must be withnessed by a
                notary public.
                        (2) Exception to Consent Requirement. The consent of the
                Spouse shall not be required where:

                              (A) the Married Participant elects an Automatic
                        Joint and Surviving Spouse Annuity under Section 5.2;

                              (B) the Plan Administrator determines that the
                        required consent cannot be obtained
                        because there is no Spouse or the Spouse cannot be located;

                              (C) the Plan Administrator determines that the
                        Married Participant is legally separated;

                              (D) the Plan Administrator determines that the
                        Married Participant has been abandoned within the meaning of local law and there is a court order to that effect; or

                              (E) there exists any other circumstance (as
                        determined by the Plan Administrator) which excepts the Married Participant from the consent requirement.

                        (3) Revocation and Modification. An election, pursuant
                to paragraph (1), to waive an Automatic Joint and Surviving Spouse Annuity may be revoked by the Married Participant, in writing, without the consent of his Spouse at any time during the election period. Any subsequent election to waive an Automatic Joint and Surviving Spouse Annuity, or any subsequent modification of a prior election (other than a revocation of a waiver of an Automatic Joint and Surviving Spouse Annuity), must comply with the requirements set forth in paragraph (1) above, unless a "general consent" has been executed by the Spouse. A Spouse's consent shall be considered a "general consent" if the following requirements are satisfied--

                              (A) the consent permits the Married Participant to
                        waive the Automatic Joint and Surviving Spouse Annuity;

                              (B) the consent permits the Married Participant to
                        change the optional form of Retirement Benefit payment without any requirement of further consent by the Spouse; and

                              (C) the Spouse acknowledges in the consent that--

                                      (i) he has the right to limit consent to
                              a specific optional form of benefit, and

                                      (ii) he voluntarily relinquishes such
                              right.

                        (4) Validity of Spousal Consent. Any consent or election
                under this Section shall be valid only with respect to the Spouse who signs the consent or, if the Spouse's consent is excused by the Plan Administrator pursuant to paragraph

                (2) above, the Spouse so excused, but shall be irrevocable once made.

                        (5) Timing of election.

                                (A) A Married Participant who elects to receive
                        his Retirement Benefits in the form of a lump sum payment must elect to waive the Automatic Joint and Survivor Annuity at the same time he makes the election under Section 5.2(a) to receive his Retirement Benefits in the form of a lump sum payment.

                                (B) A Married Participant who elects to receive
                        an optional form of payment other than a lump sum payment must so elect within the 90-day period ending on the Participant's Commencement Date.

        5.2 Other Optional Forms of Payment.

                (a) A Participant may elect to receive his Retirement Benefit in the form of a single Actuarial Equivalent lump sum payment; provided, however, that the discount rate for purposes of this Section 5.2(a) shall be 6.0 percent. In such event, the Actuarial Equivalent lump sum value shall be determined assuming that the Participant's Retirement Benefits would otherwise have commenced from this Plan on the date which would have been the Participant's Early Retirement Date (i.e., on a reduced basis), and such lump sum payment shall be paid within 30 days following the Participant's Date of Termination. For a Participant to receive his Retirement Benefits in a single lump sum payment, such Participant must so elect, on a form provided by the Plan Administrator for such purpose, at least one year prior to the Participant's Date of Termination; provided, however, that such an election by a Tier 1 Participant made during 1995 shall be valid without regard to such Tier 1 Participant's Date of Termination. Elections which do not satisfy such requirements will not be honored. Any revocation of a lump sum election will be honored only if made at least one year prior to the Participant's Date of Termination.

                (b) Subject to the provisions of Section 5.1, the Committee may, in its sole discretion, make available to Participants other optional forms of payment which are the Actuarial Equivalent of the Retirement Benefits otherwise payable to the Participant under the Plan. Any such optional forms of payment which may be offered to Participants shall be elected by the Participant on a form provided by the Plan Administrator for such purpose.

                                  ARTICLE VI

                                 DEATH BENEFITS

       6.1 Preretirement Surviving Spouse Benefits. If a Married Participant who is either (i) a Tier 1 Participant, or (ii) a Vested Participant, dies before his Commencement Date, the surviving Spouse of such Married Participant, if any, shall be eligible to receive a surviving spouse annuity benefit determined under
Section 6.2 (the "Survivor Benefit"), commencing as of the date determined under
Section 6.3. Notwithstanding any election which may have been made by the Participant with respect to the form or commencement of his Retirement Benefits, the Survivor Benefit shall be distributed in accordance with Section 6.3.

        6.2 Amount.

                (a) Determination of Benefit. The monthly amount of the Survivor Benefit payable to an eligible Spouse pursuant to Section 6.1 shall equal one-twelfth of the excess, if any, of (1) over (2) below:

                        (1) 45 percent of the amount of the Gross Annual Benefit
                determined as of the Participant's date of death, reduced pursuant to Section 4.3(b) (if the commencement date of the Survivor Benefit determined under Section 6.3 is earlier than the date which would have been the Participant's Normal Retirement Date);

                        (2) the offset amounts determined under Section 6.2(b).

                (b) Determination of Offsets. The amount of offset shall be the sum of the annual amounts of the Actuarial Equivalent of the preretirement surviving Spouse benefits, if any, payable to the surviving Spouse under the RSP, the Excess Plans, the SERP, the AT&T Pension Plans, the Nonqualified AT&T Pension Plan, or any other AT&T Capital nonqualified pension plan, payable as a Single Life Annuity as of the surviving Spouse's Commencement Date. For purposes of this
        Section 6.2(b), the preretirement surviving Spouse benefit, if any, payable under the RSP or the Excess

        Plans, means the amount payable to the surviving Spouse with respect to the RSP or the Excess Plan, but solely attributable to the Hypothetical Account (defined under Section 2.2), calculated using the Actuarial Assumptions. In addition, the methodology underlying the last paragraph of Section 4.2 shall apply with respect to any offsets under this
        Section 6.2(b) which may not be payable until after the surviving Spouse's Commencement Date determined in accordance with Section 6.3.

        6.3 Commencement.

                (a) Subject to Section 6.3(b), the Survivor Benefit shall be payable as a Single Life Annuity commencing as of the first day of the month coincident with or next following the Participant's death; provided, however, that payments shall not be made to a surviving Spouse any earlier than the date which would have been the Participant's Early Retirement Date.

                (b) Notwithstanding Section 6.3(a), the Committee may in its sole discretion direct that the Survivor Benefit be paid to the surviving Spouse, within 30 days following the Participant's date of death, in a single lump sum payment of Actuarial Equivalent value, determined assuming that the deceased Participant's Retirement Benefits would otherwise have commenced from

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

        this Plan on the date which would have been the Participant's Early Retirement Date (i.e., on a reduced basis).

                                  ARTICLE VII

                             RIGHTS OF PARTICIPANTS

        7.1 Vesting. Subject to Section 7.2, a Participant who has reached his Vested Retirement Date (a "Vested Participant") shall have a nonforfeitable right to his Accrued Retirement Benefit on his Date of Termination. The term "Vested Retirement Date" shall have the meaning given such term under paragraph
(a), (b), (c) or (d) below, as applicable.

                (a) Tier 1 Participants. With respect to any Tier 1 Participant (other than the Effective Date CEO), "Vested Retirement Date" shall mean January 1, 1999.

                (b) Effective Date CEO. The "Vested Retirement Date" for the Effective Date CEO shall mean the date on which he attains age 55.

                (c) Tier 2 Participants. With respect to any Tier 2 Participant, "Vested Retirement Date" shall mean the earlier of (i) the date on which such Participant attains age 60, or (ii) the date on which such Participant completes fifteen (15) years of Credited Service.

                (d) Tier 3 Participants. With respect to any Tier 3 Participant, "Vested Retirement Date" shall mean the earlier of (i) the date on which such Participant attains age 60, or (ii) the date on which such Participant completes twenty (20) years of Credited Service.

        7.2 Change in Control and Involuntary Termination ProvisionsChange in Control and Involuntary Termination Provisions. In the event of a Change in Control or upon a Participant's Date of Termination (other than as a result of a Nonqualifying Termination) (a "Vesting Event"), paragraphs (a) and (b) of
Section 7.1 shall be superseded to the extent provided in the following sentence. If any Tier 1 Participant has not already become a Vested Participant, then the date of such Vesting Event shall be deemed to be such Tier 1 Participant's Vested Retirement Date, and for all purposes under the Plan such Tier 1 Participant shall have a nonforfeitable right to his Accrued Retirement Benefit.

        7.3 Contractual Obligation.

                (a) General Rule. It is intended that AT&T Capital is under a contractual obligation to pay Retirement Benefits payable under the Plan when due. Payment of Retirement Benefits under the Plan shall be made out of AT&T Capital's general assets or, at the discretion of the Board, from a grantor trust established by AT&T Capital to pay Retirement Benefits hereunder.

                (b) Statement of AT&T Capital Intention. Notwithstanding anything in paragraph (a) to the contrary, AT&T Capital shall establish an irrevocable grantor trust and fully fund, upon or prior to a potential Change in Control, the potential Retirement Benefits of Tier 1 Participants (based upon the actuarial assumptions herein and assuming increases in Final Annual Pay), whether or not such Retirement Benefits have vested under the provisions of this Article VII or have been accrued as of such date.

        7.4 Unsecured Interest.Unsecured Interest. Notwithstanding anything in
Section 7.3 to the contrary, no Participant or Spouse shall have any interest whatsoever in any specific asset of AT&T Capital. To the extent that any person acquires a right to receive payments under the Plan (or if a grantor trust is established and funded pursuant to Sections 7.3, under such grantor trust), such right shall be no greater than the right of any unsecured general creditor of AT&T Capital.

        7.5 Employment. Nothing in the Plan shall interfere with or limit in any way the right of AT&T Capital to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of AT&T Capital.

                                 ARTICLE VIII

                               NONTRANSFERABILITY

        8.1 Nontransferability. In no event shall AT&T Capital make any payment under the Plan to any assignee or creditor of a Participant or Spouse. Prior to the time of payment hereunder, a Participant or Spouse shall have no rights by way of anticipation or may otherwise dispose of any interest under the Plan nor shall such rights be assigned or transferred by operation of law.

                                   ARTICLE IX

                                 ADMINISTRATION

       9.1 Administration. Except where powers are specifically conferred in the Board or the Committee in the Plan, the Plan shall be administered by the Plan Administrator. The Plan Administrator may from time to time establish rules for the administration of the Plan that are consistent with the intent and purposes of the Plan, and which will aid in the prompt and efficient administration of the Plan.

        9.2 Severability. If any provision of this Plan or the application of any such provision to any Participant or circumstances shall be determined by any court of competent jurisdiction or duly authorized arbitration tribunal to be invalid, illegal or unenforceable to any extent, the remainder of this Plan or such provision or the application of such provision to such Participant or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

        9.3 Expenses. The cost of providing benefits from the Plan and the expenses of administering the Plan shall be borne by AT&T Capital.

                                   ARTICLE X
                                 APPLICABLE LAW

        10.1 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of New Jersey and the United States of America.

        10.2 Successors and Assigns.

                (a) This Plan shall not be terminated by any merger or consolidation of AT&T Capital whereby AT&T Capital is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of AT&T Capital or a purchase of the securities of AT&T Capital. In the event of any such merger, consolidation, transfer of assets or purchase, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

                (b) AT&T Capital agrees that concurrently with any merger, consolidation, transfer of assets or purchase of the securities of AT&T Capital referred to in paragraph (a) of this Section 10.2, it will cause any successor or transferee unconditionally to assume all of the obligations of AT&T Capital hereunder.

                (c) This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant shall die while any amounts would be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant's estate.

                (d) AT&T Capital's obligation to make any payments provided for by this Plan to a Participant and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which AT&T Capital may have against the Participant or others.

                                  ARTICLE XI

                              WITHHOLDING OF TAXES

        11.1 Tax WithholdingTax Withholding. AT&T Capital shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

        To the extent a Participant is subject to FICA taxes with respect to Retirement Benefits accrued but not yet payable under the Plan pursuant to Code section 3121(v), as a condition of participation hereunder, each such Participant shall direct AT&T Capital to withhold from his current salary amounts thereby due and payable.

                                  ARTICLE XII

                                 INDEMNIFICATION

        12.1 Indemnification. To the extent permitted by law, the Plan Administrator and all agents and representatives of the Plan Administrator, shall be indemnified by AT&T Capital against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan.

                                  ARTICLE XIII

                                CLAIMS PROCEDURE

        13.1 Claims Procedure.

                (a) Submission of Claims. Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator.

                (b) Denial of Claim. If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth--

                        (1) the specific reason or reasons for the denial;

                        (2) specific references to pertinent Plan provisions
                upon which the denial is based;

                        (3) a description of any additional material or
                information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                        (4) an explanation of the Plan's claim review procedure.

                If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

                If the claim has not been granted, and if written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

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

                (c) Claim Review Procedure. The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review by the Committee of the denial by making written request to the Plan Administrator, and may review pertinent documents and submit issues and comments in writing within such 60-day period. Not later than 60 days after receipt of the request for review, the Plan Administrator shall render and furnish to the claimant a written decision of the Committee which shall include specific reasons for the decision, and shall make specific references to pertinent Plan provisions upon which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

                                  ARTICLE XIV

                            AMENDMENT AND TERMINATION

        14.1 Amendment and Termination.

                (a) This Plan, as amended and restated, shall be in effect as of December 4, 1995 and shall continue until terminated by AT&T Capital as provided in paragraph (b) of this Section 14.1.

                (b) AT&T Capital shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board or the Committee, to approve the termination or amendment of this Plan; provided, however, that no such action which would adversely affect the rights or potential rights of Participants shall be taken by the Board or the Committee (i) during any period of time when the Board or the Committee, as the case may be, has knowledge that any person (including AT&T Capital) has taken steps reasonably calculated to effect a Change in Control (a "Possible Change in Control") until, in the opinion of the Board or the Committee, such Change in Control is no longer a reasonable possibility, or (ii) within twelve (12) months following the date that such Possible Change in Control ceases to exist; provided, further, that in no event shall this Plan be terminated or amended (i) within the two-year period following a Change in

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        Control in any manner which would adversely affect the rights or potential rights of Tier 1 Participants; or (ii) at any time, in any manner which would adversely affect the Accrued Retirement Benefit (including if applicable the vesting thereof) of either a Tier 1 Participant or a Vested Participant, as of the date of such termination or amendment.

                                   APPENDIX A

                               Tier 1 Participants

        Wajnert, T.*
        Dwyer, E.
        McCarthy D.
        Morey, R.
        Rothman, I.
        Van Sickle, C.
        Andrews, E.





* Effective Date CEO.

                                   APPENDIX B

                          AT&T Unisex Retiree Mortality


                        Unisex                                   Unisex
        Age             Rate                     Age             Rate
        45              0.0056                   78              0.0502
        46              0.0058                   79              0.0550
        47              0.0060                   80              0.0602
        48              0.0063                   81              0.0658
        49              0.0065                   82              0.0718
        50              0.0068                   83              0.0780
        51              0.0071                   84              0.0847
        52              0.0074                   85              0.0916
        53              0.0077                   86              0.0990
        54              0.0081                   87              0.1069
        55              0.0084                   88              0.1152
        56              0.0088                   89              0.1241
        57              0.0093                   90              0.1339
        58              0.0097                   91              0.1448
        59              0.0103                   92              0.1568
        60              0.0109                   93              0.1697
        61              0.0116                   94              0.1839
        62              0.0123                   95              0.1999
        63              0.0132                   96              0.2167
        64              0.0143                   97              0.2340
        65              0.0155                   98              0.2527
        66              0.0169                   99              0.2730
        67              0.0185                  100              0.2954
        68              0.0203                  101              0.3202
        69              0.0224                  102              0.3476
        70              0.0247                  103              0.3782
        71              0.0270                  104              0.4136
        72              0.0293                  105              0.4557
        73              0.0320                  106              0.5063
        74              0.0348                  107              0.5672
        75              0.0381                  108              0.6402
        76              0.0417                  109              0.7275
        77              0.0458                  110              0.8874


                                   APPENDIX C

                              AT&T ACTIVE MORTALITY

Male                                        Female
                      Annual Rate                           Annual Rate
Age                   of Mortality          Age             of Mortality
22                    0.0009                22              0.0004
23                    0.0008                23              0.0004
24                    0.0008                24              0.0004
25                    0.0008                25              0.0004
26                    0.0008                26              0.0004
27                    0.0008                27              0.0004
28                    0.0007                28              0.0005
29                    0.0007                29              0.0005
30                    0.0007                30              0.0006
31                    0.0007                31              0.0006
32                    0.0007                32              0.0007
33                    0.0007                33              0.0007
34                    0.0008                34              0.0008
35                    0.0008                35              0.0008
36                    0.0009                36              0.0008
37                    0.0011                37              0.0009
38                    0.0012                38              0.0009
39                    0.0013                39              0.0010
40                    0.0015                40              0.0010
41                    0.0016                41              0.0011
42                    0.0018                42              0.0012
43                    0.0021                43              0.0013
44                    0.0024                44              0.0015
45                    0.0027                45              0.0017
46                    0.0030                46              0.0019
47                    0.0034                47              0.0021
48                    0.0038                48              0.0022
49                    0.0041                49              0.0024
50                    0.0045                50              0.0025
51                    0.0050                51              0.0026
52                    0.0055                52              0.0027
53                    0.0061                53              0.0030
54                    0.0068                54              0.0033
55                    0.0075                55              0.0037
56                    0.0083                56              0.0040
57                    0.0092                57              0.0044
58                    0.0102                58              0.0049
59                    0.0111                59              0.0053
60                    0.0121                60              0.0058
61                    0.0132                61              0.0063
62                    0.0143                62              0.0068
63                    0.0154                63              0.0074
64                    0.0165                64              0.0080
65                    0.0177                65              0.0086
66                    0.0190                66              0.0093
67                    0.0202                67              0.0101
68                    0.0215                68              0.0110
69                    0.0228                69              0.0119

                                       C-1